Exhibit 10.116

PLAINSCAPITAL BANK – LOAN NO. 3228947

LOAN MODIFICATION AGREEMENT
THIS LOAN MODIFICATION AGREEMENT (this “Modification Agreement”) dated effective as of OCTOBER 31, 2016 (the “Effective Date”), is by and between PLAINSCAPITAL BANK, a Texas state bank (together with its successors and assigns, “Lender”), and CLEAN ENERGY FUELS CORP., a Delaware corporation (“CEFC”), and CLEAN ENERGY, a California corporation (“CE,” and together with CEFC, individually and collectively, “Debtor”).

RECITALS

WHEREAS, Lender and Debtor entered into that certain LOAN AND SECURITY AGREEMENT dated as of FEBRUARY 29, 2016 (as amended, modified or restated from time to time, the “Agreement”).
WHEREAS, in connection with the Agreement, Debtor executed that certain PROMISSORY NOTE dated as of FEBRUARY 29, 2016 in the original amount of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000.00), payable to the order of Lender (as amended, modified or restated from time to time, the “Note”).
WHEREAS, the parties desire to modify the Agreement and the Note pursuant to the terms and conditions set forth herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Capitalized terms used in this Modification Agreement, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as modified hereby.
2.    Modification of Maturity Date. Section 2(a) of the Agreement and Section 3 of the Note are hereby modified by replacing “FEBRUARY 29, 2017” therein with “SEPTEMBER 30, 2018.”
3.    Conditions Precedent. The obligations of Lender under this Modification Agreement shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Modification Agreement and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.
4.    Payment of Fees and Expenses. Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Modification Agreement.
5.    Ratifications. Except as expressly modified and superseded by this Modification Agreement, the Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Documents, as modified by this Modification Agreement, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness. Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future collateral. The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.
6.    Representations, Warranties and Confirmations. Debtor hereby represents and warrants to Lender that (a) this Modification Agreement and any other Loan Documents to be delivered under this Modification Agreement (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Modification Agreement or any other Loan Document to be delivered under this Modification Agreement, and (c) the execution, delivery and performance by Debtor of this Modification Agreement and any other Loan Documents to be delivered under this Modification Agreement do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

7.    Release. Debtor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever against Lender or under the terms and provisions of or the obligations of Debtor under the Loan Documents, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender. To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

8.    Multiple Counterparts. This Modification Agreement may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. Signature pages to this Modification Agreement may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

9.    Reference to Loan Documents. Each of the Loan Documents containing a reference to another Loan Document modified hereby shall be deemed to refer to such Loan Document, as modified hereby.

10.    Severability. Any provision of this Modification Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Modification Agreement and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

11.    Headings. The headings, captions, and arrangements used in this Modification Agreement are for convenience only and shall not affect the interpretation of this Modification Agreement.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS MODIFIED BY THIS MODIFICATION AGREEMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
IN WITNESS WHEREOF, the parties have caused this Modification Agreement to be duly executed as of the date first above written.

LENDER:                            ADDRESS:
PLAINSCAPITAL BANK                    2911 Turtle Creek Boulevard, Suite 1300
Dallas, TX 75219
By:    /s/ Cole Dulaney
Name:    Cole Dulaney
Title:    Executive Vice President

DEBTOR:        ADDRESS:

CLEAN ENERGY FUELS CORP.            4675 MacArthur Court, Suite 800
Newport Beach, CA 92660
By:    /s/ Robert M. Vreeland
Name:    Robert M. Vreeland
Title:    Chief Financial Officer

CLEAN ENERGY            4675 MacArthur Court, Suite 800
Newport Beach, CA 92660
By:    /s/ Robert M. Vreeland
Name:    Robert M. Vreeland
Title:    Chief Financial Officer

LOAN MODIFICATION AGREEMENT – PAGE 1
PLAINSCAPITAL BANK – CLEAN ENERGY FUELS CORP. and CLEAN ENERGY